Exhibit 99.1

LENSAR® Reports Fourth Quarter and Full Year 2025 Results and Provides Business Update

15 ALLY Robotic Cataract Laser Systems® (“ALLY Systems”) placed in 4Q 2025; Backlog of 13 ALLY Systems pending installation as of December 31, 2025

ALLY installed base grew 48%, total laser installed base grew 13% over December 31, 2024

Recurring revenue exceeded $46.3 million for the full year; increased 15% over 2024

ORLANDO, Fla. (March 31, 2026) - LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or the “Company”), a global medical technology company focused on advanced robotic laser solutions for the treatment of cataracts, today announced financial results for the fourth quarter and full year ended December 31, 2025, and provided an update on key operational initiatives.

“While the recent transaction-related news was unexpected, we have quickly pivoted and are moving forward independently with a renewed commitment to advancing robotic laser cataract surgery through our industry-leading ALLY Robotic Laser Cataract System. Our objective is not only to expand our share of the laser-assisted cataract surgery market, but to expand the robotic laser cataract market itself, and continue to demonstrate we are well equipped to do so,” said Nick Curtis, President and CEO of LENSAR. “We closed 2025 with continued momentum in ALLY adoption and utilization, reinforcing the durability of our recurring revenue model, with 79% of revenue for both the fourth quarter and the full year coming from recurring sources. During the fourth quarter, we expanded the ALLY installed base to approximately 200 systems, representing a 48% increase over the end of 2024, while worldwide 2025 procedure volume increased 22% compared to 2024. Procedure growth, both in the U.S. and abroad, remained robust and reflects increasing utilization across our growing installed base, providing clear evidence of the compelling value surgeons see in our technology and a clear path for LENSAR to continue growing its recurring revenue base and its overall business.”

Fourth Quarter 2025 Financial Results

Total revenue for the quarter ended December 31, 2025 decreased by approximately $0.7 million, or 4%, compared to the fourth quarter of 2024. The decrease was primarily driven by $2.6 million less in system revenue, partially offset by $1.8 million of increased revenue from higher worldwide procedure volume. Worldwide procedure volume increased approximately 20% in the fourth quarter of 2025 compared to the fourth quarter of 2024. In addition, fourth quarter 2025 recurring revenue increased $1.9 million or 17% over the fourth quarter of 2024, with fiscal 2025 recurring revenue increasing 15% over 2024.

During the three months ended December 31, 2025, the Company placed 15 ALLY Systems, bringing the ALLY installed base to approximately 200 systems as of year end. This represents a 48% increase in the ALLY installed base compared to December 31, 2024. As of December 31, 2025, the Company had a backlog of 13 ALLY Systems pending installation.

The total combined installed base of LENSAR Laser Systems and ALLY Systems increased to approximately 435 systems as of December 31, 2025, representing a 13% increase compared to the total combined installed base at December 31, 2024.

The following table provides information about revenue and revenue attributable to recurring sources, which we consider to be all components of our revenue except for the sales of our systems:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2025	2024	2025	2024
System	$3,375	$5,941	$12,129	$13,345
Recurring revenue:
Procedure	9,358	7,579	33,799	27,720
Lease	1,690	1,909	6,779	7,532
Service	1,602	1,302	5,728	4,897
Total recurring revenue	12,650	10,790	46,306	40,149
Total revenue	$16,025	$16,731	$58,435	$53,494
Recurring revenue %	79%	64%	79%	75%

The following table provides information about procedure volume:

	2025	2024	2023
Q1	52,347	39,486	31,600
Q2	52,100	42,203	35,349
Q3	46,811	42,231	32,649
Q4	54,756	45,586	37,414
Total	206,014	169,506	137,012

Selling, general and administrative expenses were $10.3 million and $6.8 million for the quarters ended December 31, 2025 and 2024, respectively, an increase of $3.5 million, or 51%.

The increase was due to approximately $3.5 million in acquisition-related costs incurred in connection with the previously contemplated merger with Alcon Research, LLC (“Alcon,” and such transaction, the “Alcon Transaction” or the “merger”).

Research and development expenses were $1.3 million for the quarters ended December 31, 2025 and 2024.

Total operating expenses for the quarter ended December 31, 2025 were $11.9 million, an increase of $3.5 million, or 41%, as compared to $8.4 million for the quarter ended December 31, 2024. The increase was due to approximately $3.5 million in acquisition-related costs incurred in connection with the previously contemplated merger with Alcon.

Net loss for the quarter ended December 31, 2025, was $1.5 million, or ($0.12) per common share, compared to a net loss of $18.7 million, or ($1.61) per common share, for the quarter ended December 31, 2024. The decrease in net loss in the fourth quarter of 2025, as compared to the fourth quarter of 2024, was predominantly due to the change in fair value of warrant liabilities associated with fluctuation in the Company’s stock. Included within net loss were stock-based compensation expenses of $0.9 million and $0.7 million for the quarters ended December 31, 2025 and 2024, respectively.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended December 31, 2025 was ($0.4) million, compared with ($17.7) million for the quarter ended December 31, 2024. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense, change in the fair value of warrant liabilities, acquisition-related costs, and impairment of intangible assets, was $0.6 million for the quarter ended December 31, 2025 and $0.5 million for the quarter ended December 31, 2024. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net loss is set forth below in this press release.

As of December 31, 2025, the Company had cash, cash equivalents, and investments of $18.0 million, as compared to $22.5 million at December 31, 2024. The Company’s cash balance increased $1.1 million in the fourth quarter of 2025 and decreased approximately $4.5 million in fiscal 2025.

As previously announced on March 18, 2026, we entered into a Termination and Mutual Release Agreement with Alcon (the “Termination Agreement”), pursuant to which we agreed to terminate the agreement governing the Alcon Transaction. In connection with the Termination Agreement, Alcon agreed that the Company will retain the merger deposit of $10.0 million, which is classified as a current liability on the balance sheet at December 31, 2025. The merger deposit will be recorded as other income for the three months ending March 31, 2025. At December 31, 2025, the Company had incurred acquisition-related costs of approximately $17.1 million, of which $13.8 million was classified as accounts payable and $0.2 million was classified as accrued liabilities on the balance sheet at December 31, 2025. Certain amounts of these acquisition-related costs were contingent upon the successful closing of the merger. During the three months ending March 31, 2026, the Company will reduce acquisition-related costs and accounts payable by approximately $4.3 million. Furthermore, $5.0 million of accounts payable will be reclassified from current to long-term during the three months ending March 31, 2026.

Conference Call

LENSAR management will host a conference call and live webcast to discuss the results and provide an update on the Company’s go-forward strategy today, March 31, 2026, at 8:30 a.m. ET.

To participate by telephone, please use this registration link. All participants must use the link to complete the online registration process in advance of the conference call. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. The call and webcast replay will be available until April 15, 2026.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the procedure. LENSAR has developed its ALLY Robotic Cataract Laser System™ as a compact, highly ergonomic system utilizing an extremely fast dual-modality laser and integrating AI into proprietary imaging and software. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced robotic technologies with the ability to perform the entire procedure in a sterile operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding trends in worldwide procedure volume, ALLY’s commercialization and the Company’s operational performance. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: any anticipated effects of the termination of the agreement governing the merger on the value of our common stock; the outcome of any legal proceedings that may be instituted against us and others relating to the merger; our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; our future capital needs and our ability to raise additional funds on acceptable terms, or at all; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such system or material inflationary pressures or enacted tariffs affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and manage our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other products, or changes in such coverage or reimbursement; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; and risks related to our intellectual property and other intellectual property matters. In addition, a number of other important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com

Non-GAAP Financial Measures

The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net loss before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, acquisition-related costs, and impairment of intangible assets provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges, impairment of intangible assets is a non-cash charge that is not indicative of our core operating results and acquisition-related costs are not recurring. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

Reconciliations of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2025	2024	2025	2024
Net loss	$(1,458)	$(18,702)	$(34,280)	$(31,404)
Less: Interest income	(151)	(149)	(636)	(660)
Add: Depreciation expense	944	874	3,581	2,961
Add: Amortization expense	230	232	921	970
EBITDA	(435)	(17,745)	(30,414)	(28,133)
Add: Stock-based compensation expense	873	662	3,143	2,665
Add: Change in fair value of warrant liabilities	(3,310)	17,561	10,338	21,399
Add: Acquisition-related costs	3,467	—	17,141	—
Add: Impairment of intangible assets	—	—	—	3,729
Adjusted EBITDA	$595	$478	$208	$(340)

LENSAR, Inc.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue
Product	$12,733	$13,520	$45,928	$41,065
Lease	1,690	1,909	6,779	7,532
Service	1,602	1,302	5,728	4,897
Total revenue	16,025	16,731	58,435	53,494
Cost of revenue (exclusive of amortization)
Product	6,131	7,340	20,561	18,254
Lease	917	874	3,515	2,930
Service	2,040	1,409	7,237	6,459
Total cost of revenue	9,088	9,623	31,313	27,643
Operating expenses
Selling, general and administrative expenses	10,330	6,831	45,157	26,488
Research and development expenses	1,296	1,335	5,622	5,329
Amortization of intangible assets	230	232	921	970
Impairment of intangible assets	—	—	—	3,729
Total operating expenses	11,856	8,398	51,700	36,516
Operating loss	(4,919)	(1,290)	(24,578)	(10,665)
Other (expense) income
Change in fair value of warrant liabilities	3,310	(17,561)	(10,338)	(21,399)
Other income, net	151	149	636	660
Net loss	(1,458)	(18,702)	(34,280)	(31,404)
Other comprehensive (loss) gain
Change in unrealized gain on investments	(1)	(9)	(2)	2
Net loss and comprehensive loss	$(1,459)	$(18,711)	$(34,282)	$(31,402)
Net loss per common share:
Basic and diluted	$(0.12)	$(1.61)	$(2.87)	$(2.73)
Weighted-average number of shares used in calculation of net loss per common share:
Basic and diluted	12,072	11,628	11,958	11,518

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$12,974	$16,263
Short-term investments	5,004	6,192
Accounts receivable, net of allowance of $62 and $105, respectively	6,377	6,085
Notes receivable, net of allowance of $6 and $8, respectively	295	395
Inventories	21,520	11,428
Prepaid and other current assets	601	1,616
Total current assets	46,771	41,979
Property and equipment, net	505	664
Equipment under lease, net	15,485	13,767
Notes and other receivables, long-term, net of allowance of $15 and $23, respectively	731	1,160
Intangible assets, net	5,191	6,112
Other assets	2,747	2,615
Total assets	$71,430	$66,297
Liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$18,982	$5,995
Accrued liabilities	7,771	6,807
Deferred revenue	3,074	1,677
Operating lease liabilities	747	524
Acquisition-related deposit	10,000	—
Total current liabilities	40,574	15,003
Long-term operating lease liabilities	1,988	2,090
Warrant liabilities	40,194	29,856
Other long-term liabilities	909	702
Total liabilities	83,665	47,651
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 shares authorized at December 31, 2025 and 2024; 20 shares issued and outstanding at December 31, 2025 and 2024; aggregate liquidation preference of $20,000 at December 31, 2025 and 2024	13,784	13,784
Stockholders’ (deficit) equity:
Preferred stock, par value $0.01 per share, 9,980 shares authorized at December 31, 2025 and 2024; no shares issued and outstanding at December 31, 2025 and 2024	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at December 31, 2025 and 2024; 11,993 and 11,654 shares issued and outstanding at December 31, 2025 and 2024, respectively	120	116
Additional paid-in capital	151,432	148,035
Accumulated other comprehensive income	4	6
Accumulated deficit	(177,575)	(143,295)
Total stockholders’ (deficit) equity	(26,019)	4,862
Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$71,430	$66,297